UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of a Matter to a Vote of Security Holders.

Ur-Energy Inc. (the “Company”) held its Annual and Special Meeting of Shareholders (the “Meeting”) on April 29, 2014. At the Meeting, five proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement, filed March 27, 2014. As of the record date, a total of 128,704,796 Common Shares were outstanding and entitled to vote. In total, 73,952,712 Common Shares were present in person or represented by proxy at the Meeting, which represented approximately 57.46% of the Common Shares outstanding and entitled to vote as of the record date.

Proposal No. 1 – Election of Directors. The shareholders elected all directors presented to the shareholders. For the election of directors, there were a total of 35,291,852 broker non-votes.

Name	For	%	Withheld	%
Jeffrey T. Klenda	35,678,714	92.29	2,982,146	7.71
Wayne W. Heili	36,762,742	95.09	1,898,118	4.91
Paul Macdonell	30,851,907	79.80	7,808,953	20.20
W. William Boberg	35,120,727	90.84	3,540,133	9.16
James M. Franklin	37,245,988	96.34	1,414,872	3.66
Thomas Parker	35,721,160	92.40	2,939,700	7.60

Proposal No. 2 – Reappointment of PricewaterhouseCoopers LLP as our independent auditors of the Company and authorization for the directors to fix the remuneration of the auditors.

For	Against
73,226,994	725,718

Proposal No. 3 – Advisory (non-binding) vote regarding the compensation of the Company’s named executive officers. There were a total of 35,291,852 broker non-votes on Proposal No. 3.

For	Against	Abstain
35,467,179	2,748,017	445,664

Proposal No. 4 – Advisory (non-binding) vote regarding frequency of shareholder advisory votes on executive compensation. There were a total of 35,291,852 broker non-votes on Proposal No. 4.

The Board of Directors of the Company has adopted the preference expressed by the shareholders in this advisory vote and will conduct advisory votes on executive compensation every year until the Company’s next “say when on pay” vote in 2020.

One	Two	Three	Abstain
16,980,663	14,051,318	7,051,320	577,558

Proposal No. 5 – Ratification, confirmation and approval of the renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan 2005 (the “Option Plan”), and approval and authorization for a period of three years all unallocated options issuable pursuant to the Option Plan. There were a total of 35,294,852 broker non-votes on Proposal No. 5.

For[1]	Against
31,490,467	3,412,693

1 Excluding 3,304,700 shares held by certain insiders and their affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel